SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported) DECEMBER 17,1997


                                 LOIS/USA INC.
             (Exact name of registrant as specified in its charter)


Delaware                              33-83894-NY            13-3441962
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(State or other jurisdiction of       (Commission             (IRS Employer
incorporation)                        File Number)             ID Number)


40 West 57th Street, New York, NY                             10019
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(Address of principal executive offices)                      (Zip Code)

Registrant's Telephone Number, including area code:  (212) 373-4700

                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

     On December 17, 1997, Lois/USA Inc. ("Lois/USA"), a Delaware corporation, entered into a definitive Stock Purchase Agreement to acquire all of the outstanding shares of capital stock of Fogarty & Klein, Inc. ("F&K"), a Texas Corporation, from its stockholders, Messrs. Fogarty, Klein, Monroe, Beckstead, Penczak & Kelley (the "F&K Shareholders"). The closing date of the acquisition is scheduled for December 31, 1997.

     In exchange for all of the outstanding shares of capital stock of F&K, Lois/USA will issue 50,000 shares of its common stock $.01 par value per share, warrants to acquire an additional 39,000 shares of common stock of Lois/USA, and approximately $3,500,000 in cash to the F&K Shareholders. The shares of common stock of Lois/USA will be issued from the Company's existing authorized capital stock, and the cash portion of the purchase price will be paid with additional bank debt. In addition, Lois will pay the F&K Shareholders $1,125,000 and deliver an additional 50,000 warrants to purchase additional shares of common stock of Lois/USA on each of the first and second anniversaries of the closing date. On the third anniversary of the closing date, Lois/USA will pay the F&K Shareholders an additional $3,250,000, subject to certain adjustments.

ITEM 7.  EXHIBITS.

     (c) Exhibits

          99.1 Press Release dated December 18, 1997 announcing the signing of the Stock Purchase Agreement by and among the Shareholders of Fogarty & Klein, Inc. and Lois/USA Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               LOIS/USA INC.

                                        By:    /s/  Robert K. Stewart
                                               Name: Robert K. Stewart
                                               Title:Chief Financial Officer

Dated: December 23, 1997


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                                  EXHIBIT INDEX

EXHIBIT  DESCRIPTION OF EXHIBIT

99.1 Press Release dated December 18, 1997 announcing the signing of the Stock Purchase Agreement by and among the Shareholders of Fogarty & Klein, Inc. and Lois/USA Inc.